As filed with the Securities and Exchange Commission on July 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2594729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26600 Telegraph Road, Suite 400

Southfield Michigan 48033

(Address of Principal Executive Offices)

Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended

(f/k/a Superior Industries International, Inc. 2008 Equity Incentive Plan)

(Full Title of the Plan)

C. Timothy Trenary

Executive Vice President and Chief Financial Officer

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

(818) 781-4973

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert C. Shrosbree, Esq.

Katherine E. Spiser, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, MI 48243

(313) 568-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share 2018 Equity Incentive Plan, as amended	2,000,000(1)	$8.50(2)	$17,000,000.00	$1,854.70
TOTAL FEE:				$1,854.70

(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 2,000,000 shares of common stock (each, a “Share”) that may be issued under the Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended f/k/a Superior Industries International, Inc. 2008 Equity Incentive Plan (the “2018 Equity Incentive Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, which may be issued pursuant to the 2018 Equity Incentive Plan to prevent dilution from stock splits, stock dividends, or similar transactions.

(2)

Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the average high and low prices of a Share as reported on the New York Stock Exchange on July 21, 2021, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement (this “Registration Statement”) registers an additional 2,000,000 shares of common stock, par value $0.01 per share, of Superior Industries International Inc. (the “Registrant” or “SUP”) that may be awarded under the Superior Industries International, Inc. 2018 Equity Incentive Plan f/k/a Superior Industries International, Inc. 2008 Equity Incentive Plan (as most recently amended and restated effective May 25, 2021) (the “2018 Equity Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the SEC on November 10, 2008 (Registration No. 333-155258), which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 5, 2021;

(3)	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 18, 2021, May 21, 2021, and June 1, 2021; and

(4)

the description of the Registrant’s common stock contained in its Registration Statement on Form 8-B dated June 15, 1994, filed under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended and restated, effective May 25, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2021, file number 1-6615).

5.1	Opinion of Dykema Gossett PLLC (filed herewith)

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Superior Industries International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 21, 2021.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi B. Abulaban
Majdi B. Abulaban
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Timothy Trenary and Majdi Abulaban as his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	POSITION	DATE

/s/ Majdi B. Abulaban Majdi B. Abulaban	President and Chief Executive Officer (Principal Executive Officer)	July 21, 2021

/s/ C. Timothy Trenary C. Timothy Trenary	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 21, 2021

/s/ Michael J. Hatzfeld Jr. Michael J. Hatzfeld Jr.	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	July 21, 2021

/s/ Timothy C. McQuay Timothy C. McQuay	Chairman of the Board	July 21, 2021

/s/ Raynard D. Benvenuti Raynard D. Benvenuti	Director	July 21, 2021

/s/ Michael R. Bruynesteyn Michael R. Bruynesteyn	Director	July 21, 2021

/s/ Richard J. Giromini Richard J. Giromini	Director	July 21, 2021

/s/ Paul J. Humphries Paul J. Humphries	Director	July 21, 2021

/s/ Ransom A. Langford Ransom A. Langford	Director	July 21, 2021

/s/ Ellen B. Richstone Ellen B. Richstone	Director	July 21, 2021

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